REID & PRIEST LLP
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			 NEW YORK, N.Y. 10019-4097
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                                             New York, New York
                                             January 30, 1997


     Initial Acquisition Corp.
     810 Seventh Avenue
     New York, New York 10019

          Re:  Initial Acquisition Corp.
               Registration Statement on Form S-4
               ----------------------------------

     Ladies and Gentlemen:

               We have acted as counsel to Initial Acquisition Corp., a Delaware corporation (the "Registrant"), in connection with the preparation and filing by the Registrant with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (the Registration Statement") relating to (i) the proposed merger (the "Merger") of Hollis-Eden, Inc., a Delaware corporation ("Hollis-Eden"), with and into the Registrant, with the Registrant being the surviving corporation to the Merger (the "Surviving Corporation") and (ii) the registration under the Securities Act of 1933, as amended (the "Act"), of (a) 4,911,004 shares of common stock, par value $.01 per share, of the Surviving Corporation (the "Common Stock"), (b) 1,501,603 shares of Common Stock underlying warrants to purchase shares of the Surviving Corporation and (c) 778,047 shares of Common Stock underlying options to purchase shares of the Surviving Corporation (collectively, the "Shares"), all of which are issuable in connection with the Merger.

               With respect to the proposed offering and the Merger, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Registrant, resolutions of the Board of Directors of the Registrant, and the Registration Statement. We have also made such inquiries and have examined originals, certified copies or copies of other instruments as we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on and the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified or photostatic copies.

               Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, when issued as provided for in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Registrant (or the Surviving Corporation following the Merger).

               We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference therein to our firm under the caption "Legal Matters."

                                   Very truly yours,

			           /s/ Reid & Priest LLP
			           ----------------------
                                   REID & PRIEST LLP